EXHIBIT 31.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a) AND 15d-14(a) UNDER THE EXCHANGE ACT

I, Charif Souki, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Cheniere Energy Partners LP Holdings, LLC; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 11, 2014

/s/ Charif Souki
Charif Souki
Chief Executive Officer of
Cheniere Energy Partners LP Holdings, LLC